UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2004

FONEFRIEND, INC.

(Exact name of registrant as specified in charter)

Delaware	0-24408	33-0611753
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

8447 Wilshire Blvd., 5th Floor
Beverly Hills, CA	90211
(Address of Principal Executive Office)	(Zip Code)

(323) 653-6110

(Registrant's Executive Office Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On July 1, 2004 FoneFriend, Inc. (FoneFriend) completed its acquisition (the "Acquisition") of 50,000 Voice over Internet Protocol (VoIP) customers from InfiniCom Networks, Inc., a California corporation, (InfiniCom) whereby FoneFriend issued 96,428,571 shares of its common stock to InfiniCom, in addition to cash of $250,000 and a promissory note for $500,000 with simple interest at the rate of six (6%) percent, per annum. Prior to the Acquisition FoneFriend had approximately 23,114,603 common shares issued and outstanding. As a result of the Acquisition the shares outstanding increased to 119,543,174 of which InfiniCom controls 80.66%. InfiniCom is 100% owned and controlled by Sean McCann.

Further, as a result of the Acquisition Jackelyn Giroux resigned as both our President and as a director, and Virginia Perfili resigned as a director. James A. Trodden, Esq., Joseph Weaver and Robin Glanzl were appointed as new directors. Ms. Glanzl was also appointed as Interim President of FoneFriend to serve until the next annual meeting of stockholders or until her successor is duly elected and qualified.

As a result of Mr. McCann's sole ownership of InfiniCom, his share control of FoneFriend and InfiniCom's agreements, we are solely dependent upon Mr. McCann, who is not an officer, director or employee of FoneFriend.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of InfiniCom Customer Base - On July 1, 2004, FoneFriend completed the acquisition of 50,000 Voice over Internet Protocol customers from InfiniCom.

Pursuant to the terms of the definitive agreements, consisting of a Services and Marketing Agreement, a Network Carrier Services Agreement and a Stock Acquisition Agreement (collectively referred to as the "Agreements") dated June 6, 2004, as modified by the Letter Agreement of July 1, 2004, FoneFriend issued 96,428,571 shares of its common stock, $250,000 in cash and a promissory obligation to pay $500,000 in exchange for the 50,000 Voice over Internet Protocol customers. Pursuant to the Letter Agreement of July 1, 2004, FoneFriend agreed to issue an additional 19,285,714 shares of its common stock and execute a promissory note for $150,000 in exchange for an additional 10,000 VoIP customers, which occurred on July 8, 2004.

As a result of the July 1, 2004 agreement between FoneFriend and InfiniCom, two of FoneFriend's directors were replaced with three directors determined by InfiniCom. Jackelyn Giroux resigned as President, CEO and a director, and Virginia Perfili resigned as a director. James A. Trodden, Joseph Weaver, and Robin Glanzl were elected to FoneFriend's board by its remaining board members Dennis Johnston and Gary Rasmussen. Ms. Glanzl was also appointed as Interim President of FoneFriend to serve until the next annual meeting of stockholders or until her successor is duly elected and qualified.

James A. Trodden, Esq. Age (69), director. Mr. Trodden has practiced law for over forty years. During his career, Mr. Trodden has represented national and international corporate clients. Over the past five years, Mr. Trodden has been engaged in representing clients before the Securities and Exchange Commission, the National Association of Securities Dealers and other federal and state agencies.

Joseph Weaver, Age (52), Mr. Weaver is a telecommunication and technology executive with sales, marketing, and 27 years of management experience; a problem-solver, leader, and motivator with a history of outstanding performance.

Product & technology expertise includes hardware & software tools, platforms, application solutions, and networks. Skill sets include financial and process optimization, strategic planning, business development, alliances, contracts, and operations. Additional experience includes management consulting, development of advanced network products and services, and implementation of multi-tiered domestic and international sales and distribution channels in numerous industries.

Mr. Weaver has worked for leading edge companies such as the Microelectronics and Computer Technology Corporation, a research consortium, Bell Laboratories and AT&T, as well as held senior management positions in a number of telecommunications companies over the past 10 years. He has provided management consulting for companies entering new markets in the U.S., C.I.S., China, Hong Kong, Taiwan, Philippines, Central and South America and Europe. In addition, he has provided consulting services to Fortune100 Companies that include IBM, and Phillip Morris.

Mr. Weaver has extensive international business experience having spent 10 years in Hong Kong as Managing Director of a 60-year-old international company where he was responsible for reengineering the Company's strategic direction resulting in a revenue increase from $200 million to $1.25 billion in less than 3 years. In this position Weaver directly managed the activities of 1,152 employees and four international business offices.

Mr. Weaver's background includes significant experience in technologies including; telephony (IP, ATM, wireless protocols as well as legacy networks), billing, network design, network management, enterprise applications, business process reengineering, object-oriented software, database technology, client-server networks, computer graphics, and video.

Mr. Weaver has authored Business Plans, Pro Forma(s), Private Placement Memorandum(s), and Marketing and Sales Plans that have raised over $152 million from private and institutional investors during the past 51/2 years.

Over the past seven years Mr. Weaver has served as an analyst to a number of telecommunication companies, as well as to technology and venture funds in the United States, South America, Russia and the Pacific Rim.

Mr. Weaver holds BS/Business and BA/English degrees.

Robin Glanzl, Ms. Robin Glanzl received her Bachelor of Arts degree and her Juris Doctor degree from the University of Southern California.  In her early years as an attorney she was affiliated with the United States Department of State through the Federal Trade Commission where she investigated and prosecuted alleged violations of the federal anti-trust laws throughout the country, covering unfair competition, predatory pricing practices, false advertising and franchising.  She helped to develop the first  federal standards for broadcast advertising.

During the last twenty-five years of her legal career she has engaged primarily in corporate development and transactional law in a broad range of matters such as mergers, acquisitions, securities, international oil and gas engineering and leases, franchise development, the entertainment industry covering film, television and record projects as well as  labor union dispute resolution. She wrote procedure manuals on copyright and trademark law and held seminars for senior management  and major private developers in the franchise industry.  She helped to take a national franchise company to significant international status.

She has worked with large, multinational corporations such as Fluor Corporation, Carnation Company, Burger King, Inc., ABC Television, Inc, and Capitol Industries (Records), Inc as well as regional and private local corporations. Whether as general counsel, assistant general counsel or corporate counsel Mrs. Glanzl worked closely with top management in helping operations, sales and marketing departments to plan meaningful goals within the framework of applicable statutes and regulations. She has been recognized for making  significant contributions in evaluating or reconciling the reliability and consistency between financial records and operational reports and other data when companies she worked with contemplated buying out or associating with other businesses or companies. Mrs. Glanzl taught anti-trust and contract and business law at USC's School of Business, Whittier College School of Law and Woodbury University.

She has served on the board of several small companies as secretary and kept the corporate minutes books.  She has also done the regulatory work and corporate bookkeeping for large domestic and international companies.  During the last fourteen years she has worked significantly in the telephony industry assisting in the purchase, development and reshaping of troubled companies, especially in the areas of report and document reconciliation and evaluation as well as operationally in the initial post acquisition periods.

Mrs. Glanzl serves on the board of two charities in the greater Los Angeles area dealing with battered women and medical research and treatment.  She has long been involved in a national charity combating child abuse. She has been an arbitrator with the American Arbitration Association and is certified in fee mediation dispute by the California State Bar.  She is certified to practice law before the United States Supreme Court, the federal courts and California state courts.

She was born in California.

InfiniCom is a recently formed California corporation which is 100% owned by Sean McCaan. As a result of the issuances of 96,428,571 and 19,285,714 shares of our common stock to InfiniCom, FoneFriend is controlled by Mr. McCaan (83%). Additionally, FoneFriend and InfiniCom have agreements in place; the Services and Marketing Agreement, and a Network Carrier Services Agreement, whereby InfiniCom controls the operations required to service the 60,000+/- Voice over Internet customers. FoneFriend's board of directors recognizes the significant conflict of interest created between FoneFriend, InfiniCom, and Mr. McCaan through the acquisition and the operative agreements, however has determined such agreements to be in the best interest of FoneFriend's stockholders.

FoneFriend did not have an independent board committee or other outside firm evaluate the terms of the acquisition.

Additionally, as a result of the Services and Marketing Agreement, the board has determined that FoneFriend can be operated more efficiently by utilizing office space provided by InfiniCom at no additional cost to FoneFriend. Therefore, FoneFriend has changed our offices to 8447 Wilshire Blvd., 5th Floor, Beverly Hills, California.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

FoneFriend relocated its corporate offices to co-habitat with InfiniCom at 8447 Wilshire Blvd., 5th Floor, Beverly Hills, California 90211, Telephone (323) 653-6110.

Press Releases

On July 7, 2004, FoneFriend issued a press release announcing the completion of its acquisition of 50,000 VoIP customers from InfiniCom. The completion of this transaction provides FoneFriend with an initial base of 50,000 VoIP customers generating monthly recurring revenues,

Additionally, on July 8, 2004, FoneFriend issued a press release that it had acquired an additional 10,000 VoIP customers from InfiniCom. This addition acquisition boosts FoneFriend subscriber base to 60,000 customers each paying $15 a month for low cost VoIP telephony service.

Copies of the press releases are attached hereto as exhibits 99-1 and 99-2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of businesses acquired.

Financial statements and pro forma financial statements of InfiniCom , if determined by management of FoneFriend and its independent auditor as being required, will be filed by amendment to this Current Report on Form 8-K not later than 60 days from the date of this Form 8-K.

Exhibits

*10-1 Marketing Agreement, a Network Carrier Services Agreement and a Stock Acquisition Agreement

10-2 Modification Letter with InfninCom dated July 1, 2004

99.1 Press Release Dated July 7, 2004

99.2 Press Release Dated July 8, 2004

________

*Filed in Form 8-K on June 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FONEFRIEND, INC.

By: /s/ Robin Glanzl

Robin Glanzl, President

Date: July 13, 2004